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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            ________________________



                                     FORM 8-K

                                  CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               December 14, 1999





                                FMC CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                       1-2376                  94-4079804
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)



             200 East Randolph Drive, Chicago, Illinois   60601
             -----------------------------------------------------
             (Address of principal executive offices)   (Zip Code)



                                (312) 861-6000
                        ------------------------------
                        Registrant's telephone number,
                              including area code
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Item 5.  Other Events

On December 14, 1999, FMC Corporation issued the following release:


FMC Anticipates Improved 1999 Fourth Quarter
---------------------------------------------
Operating Earnings of $1.60 to $1.65 Per Share;
-----------------------------------------------
Company Expects to Meet or Exceed 10 Percent EPS Growth in 2000
---------------------------------------------------------------

CHICAGO, December 14, 1999--FMC Corporation today said that fourth quarter operating earnings are anticipated to be between $1.60 and $1.65 per share, bringing 1999 full year estimates to between $5.95 and $6.00. These record fourth quarter results from continuing operations are expected to exceed analysts' current consensus estimates of $1.48--an increase of between 8 to 11 percent.

     According to FMC Chairman and CEO Robert N. Burt: "Our business results are improving in the fourth quarter, reflecting higher volumes and lower costs associated with our expanded soda ash operations, as well as better market conditions for hydrogen peroxide. The company also expects its agricultural products business to report stronger year-over-year comparisons in the fourth quarter, reflecting improved operations, higher sales in Asia and strength in the Brazilian market. Profits from Energy Systems also should be up on strong shipments of marine loading arms in the fourth quarter.

     "In addition, we believe that FMC is well positioned to meet or exceed our 10 percent EPS growth target in year 2000. Our capital investments are in place, and we'll require minimal additional expenditures to build on existing opportunities," Burt added.

     The company noted that business strengths for the year 2000 include:

     . The Industrial Chemicals business continues to improve due to higher prices for hydrogen peroxide, as well as higher volumes, synergies and cost savings from the company's acquisition of Tg Soda Ash.

     . Comparisons with 1999 results in both Ag Products and Airport Products will show significant increases given the expected recovery from poor market conditions in 1999.

     . In FMC BioPolymer, synergies and cost savings are anticipated from the combination of newly acquired Pronova Biopolymer and FMC's growing presence in the pharmaceutical and food ingredients business.

     . Profits of FMC FoodTech should improve based on its strong technology and market position, augmented by increased interest in food safety and benefits from the economic recovery in Asia.
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     .  Continuing strong oil prices are anticipated to drive growth, particularly in deep water projects, where FMC Energy Systems is the market and technology leader.

     The company also noted that it expects to finalize its phosphorus chemicals joint venture with Solutia pending government approvals. The new company will have an increased capability to serve customers' needs and compete more effectively and efficiently in the global phosphorus chemicals industry.

     FMC Corporation is one of the world's leading producers of chemicals and machinery for industry and agriculture. FMC employs approximately 16,000 people at more than 100 manufacturing facilities and mines in 25 countries. The company divides its businesses into five segments: Energy Systems, Food and Transportation Systems, Agricultural Products, Specialty Chemicals, and Industrial Chemicals.

     Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors in the corporation's Form 10-K report and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal obligation to the contrary.
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                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            FMC CORPORATION


                            By /s/ J. Paul McGrath
                               ------------------------------
                               J. Paul McGrath
                               Senior vice president, general
                                counsel and secretary



Date: December 16, 1999